AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2009
Registration No. 333-136896

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MONMOUTH REAL ESTATE INVESTMENT CORPORATION
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or organization)	22-1897375 (I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-C, 3499 Route 9 North,
Freehold, New Jersey 07728
732-577-9996

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Anna T. Chew
Juniper Business Plaza, Suite 3-C, 3499 Route 9 North,
Freehold, New Jersey 07728
732-577-9996
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary D. Gilson
Husch Blackwell Sanders, LLP
4801 Main Street, Suite 1000
Kansas City, Missouri 64112

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated      filer or a smaller reporting company.
Large accelerated filer _____       Accelerated filer __X___
Non-accelerated filer ______                        Smaller reporting company _______

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DEREGISTRATION OF SECURITIES

Monmouth Real Estate Investment Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, Registration No. 333-136896, dated October 3, 2006 (the “Registration Statement”), pertaining to the sale of an indeterminate amount of the Company’s common stock and preferred stock (collectively, the “Capital Stock”), which may be sold from time to time in one or more offerings of one or more series up to a total dollar amount of $100,000,000, as described in a supplemental prospectus.

Pursuant to a prospectus supplement filed December 1, 2006, the Company sold $33,062,500 of preferred stock under the Registration Statement.  On September 1, 2009, the Company filed a replacement registration statement on Form S-3 that includes common stock and preferred stock with an aggregate offering price of $15,000,000 that remain unsold and were previously covered by the Registration Statement.  Accordingly, a balance of $51,937,500 of Capital Stock remains unsold and on the Registration Statement.

Pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the Capital Stock being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Capital Stock that remains unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Freehold, State of New Jersey on the 5th day of October, 2009.

Monmouth Real Estate Investment Corporation

By:           /s/ EUGENE W. LANDY
Printed name:  Eugene W. Landy
Title:  Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 5th day of October, 2009.

/S/ EUGENE W. LANDY	*
Eugene W. Landy Chief Executive Officer, President and Director (Principal Executive Officer) *	Samuel A. Landy Director *
Cynthia J. Morgenstern Executive Vice President and Director /S/ Anna T. Chew	Scott L. Robinson Director
Anna T. Chew Chief Financial Officer and Director (Principal Financial and Accounting Officer) *	Eugene Rothenberg Director *
Daniel D. Cronheim Director	Stephen B. Wolgin Director
Catherine B. Elflein Director *	Joshua Kahr Director *
Matthew I. Hirsch Director	Neal Herstik Director /S/ EUGENE W. LANDY
Michael P. Landy Executive Vice President - Investments and Director	Eugene W. Landy Attorney-in-Fact As attorney in fact for the above officers and directors marked by an asterisk